Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements (Form S-8 Nos. 33-66050, 333-27435, 333-103920, and 333-131083) pertaining to the Target Corporation 401(k) Plan of our report dated June 22, 2007, with respect to the financial statements and schedules of the Target Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

                                /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
June 22, 2007